EXHIBIT 5.1

JEFFREY G. KLEIN, P.A.

2600 North Military Trail, Suite 270

Boca Raton, Florida 33431

Telephone: (561)997-9920	Telefax: (561)241-4943

September 25, 2008

Board of Directors

Paramount Gold and Silver Corp.

346 Waverly Street

Ottawa, Ontario K2P 0W5

   Re: Registration Statement on Form S-3

Gentlemen:

We are acting as counsel to Paramount Gold and Silver Corp., a Delaware corporation (the “Company”), in connection with the filing of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering by the Company up to $80,000,000 amount of (i) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), and (ii) warrants to purchase Common Stock (the “Warrants”). , (collectively Common Stock and Warrants, the “Securities”).

This opinion letter is furnished to you at your request to enable you to fulfill certain contractual commitments and to satisfy certain requirements for the filing of the Form S-3 Registration Statement with the Securities and Exchange Commission.

In preparation of this opinion letter, we have reviewed the certificate of incorporation as amended, by-laws as amended, and minutes of meetings and actions of the Board of Directors of the Company,  and such other documents deemed relevant (the “Documents”).

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

(1)

With respect to shares of Common Stock, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof and related matters, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered  in accordance with the Company’s Articles of Incorporation and Bylaws, either (i) against payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company or (ii) upon exercise of the Warrants in accordance with the terms of the Warrant as approved by the Company, for the consideration approved by the Company (in an amount not less than the par value thereof), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

(2)

With respect to Warrants, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) a warrant agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law (a “Warrant Agreement”), and (c) the Warrants have been duly executed, authenticated and delivered against payment therefor in accordance with the provisions of the Warrant Agreement and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally, and to general principles of equity (whether applied by a court of law or equity).

This opinion letter has been prepared for your use in connection with the Form S-3 Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.  We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.

Sincerely,
/s/ Jeffrey Klein
Jeffrey G. Klein